Exhibit 99.7

Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements (Nos. 333-192507, 333-165268, 333-112831, 333-105767, 333-76798, 333-65636, 333-58634, 333-55644, 333-131705, 333-201456, 333-83729, 333‑215648 and 333-221876) on Form S-8 of Extreme Networks, Inc. of our report dated November 15, 2017, with respect to the Statements of Net Revenues and Direct Expenses of the Switching, Routing and Analytics business of Brocade (“SRA”) (a business of Brocade Communications Systems, Inc. acquired by Extreme Networks, Inc.) for the years ended October 29, 2016, October 31, 2015 and November 1, 2014, which report appears in the Form 8‑K/A of Extreme Networks, Inc. dated January 12, 2018.

Our report dated November 15, 2017 contains an emphasis of matter describing that the basis of presentation of the Statements of Net Revenues and Direct Expenses was for the purposes of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the results of operations of SRA.

/s/ KPMG LLP

San Francisco, California
January 12, 2018